EXHIBIT 3.1
ARTICLES OF INCORPORATION

OF

INFORMATION SYSTEMS ASSOCIATES, INC.
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I, the undersigned natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Florida General Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I. NAME

The name of this Corporation is: INFORMATION SYSTEMS ASSOCIATES, INC.

ARTICLE II. GOVERNING LAW

This corporation is organized pursuant to the provision of the Florida General Corporation Act.

ARTICLE III. DURATION

The period of its duration is perpetual, commencing on the date of execution and acknowledgement of these articles on May 31, 1994.

ARTICLE IV. PURPOSE

This corporation is organized for the purpose of transacting any or all lawful business.

ARTICLE V. CAPITAL STOCK

This corporation is authorized to issue three hundred (300) shares of one dollar ($1.00) par value stock.

ARTICLE VI. INITIAL REGISTERED AGENT AND OFFICE

The street address of the initial registered office of the Registered Office of this corporation is:

Joe Coschera
2423 SE St. Lucie Road
Stuart, Florida 34906

ARTICLE VII. INITIAL BOARD OF DIRECTORS

    This corporation shall have (1) director initially. The number of directors may be increased or diminished from time to time by the by-laws adopted by the stockholders, but shall never be less than one (1). The name and address of the initial director of this corporation is:

NAME     ADDRESS
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Joe Coschera    2423 SE St. Lucie Road
                                                                           Stuart, Florida 34906

ARTICLE VIII. INCORPORATOR

The name and address of the person signing these articles is:

NAME     ADDRESS
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Joe Coschera    2423 SE ST. Lucie Road
                                                                           Stuart, Florida 34906

ARTICLE IX. INDEMNIFICATION

This corporation shall have the power to indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE X. RESTRICTION ON THE TRANSFER OF STOCK

None.

ARTICLE XI. AMENDMENT

    This corporation reserves the right to amend or repeal any provisions contained in these articles of incorporation, or any amendments to them, and any right conferred upon the shareholders is subject to this reservation.

    IN WITNESS WHEROF the undersigned subscribed has executed these articles of incorporation on this 31st day of May, 1994.

/s/ Joe Coschera
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Joe Coschera, Subscriber

CONSENT TO APPOINTMENT OF REGISTERED AGENT

TO:      Department of State
Division of Corporations
P.O. Box 6327
Tallahassee, Florida 32314

I, Joe Coschera, do hereby consent to serve as registered agent for the corporation:
This 31st day of May, 1994.
/s/ Joe Coschera
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Joe Coschera

Address of registered agent:

2423 SE St. Lucie Road
Stuart, Florida 34906